Exhibit 10.6

SEMTECH CORPORATION
2017 LONG-TERM EQUITY INCENTIVE PLAN
OPTION AWARD CERTIFICATE

THIS AWARD is made this [Grant Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Optionee”).
R E C I T A L S
A. The Corporation has established the Corporation’s 2017 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock (the “Common Stock”).
B. The Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the option described in this Award Certificate to the Optionee.
NOW, THEREFORE, this Award is made on the following terms and conditions:
1.Definitions. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan.
2.Grant of Option. Pursuant to the Plan, the Corporation hereby grants to the Optionee as of the date hereof the option to purchase all or any part of an aggregate of [Amount] shares of Common Stock (the “Option”), subject to adjustment in accordance with Section 7.1 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
3.Option Price. The price to be paid for Common Stock upon exercise of the Option or any part thereof shall be $[Market Price] per share, subject to adjustment in accordance with Section 7.1 of the Plan (the “Exercise Price”).
4.Vesting. Subject to Section 10 below, the Option shall vest and become exercisable with respect to [twenty-five percent (25%) or thirty-three point three percent (33.3%)] of the total number of shares of Common Stock subject to the Option (subject to adjustment under Section 7.1 of the Plan) on each of the [first, second, third and fourth or first, second and third] anniversaries of the Award Date. The Optionee has no right to pro-rated vesting with respect to the Option if his or her services to the Corporation or one of its Subsidiaries terminates before any applicable vesting date with respect to the Option (regardless of the portion of the vesting period the Optionee was in service to the Corporation and/or any of its Subsidiaries).

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5.Securities Law Requirements. No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable requirement of Federal or State law has not been met.
6.Term of Option. The Option shall terminate in any event on the earliest of (a) the [day before the 6 year anniversary of grant] at 11:59 PM, (b) the expiration of the period described in Section 7 below, (c) the expiration of the period described in Section 8 below, (d) the expiration of the period described in Section 9 below, or (e) in connection with certain corporate events as provided in Section 7.2 of the Plan.

7.Exercise Following Termination of Service. If the Optionee’s service with the Corporation terminates for any reason, or no reason, whether voluntarily or involuntarily, with or without cause, other than death, Disability or Retirement (as defined below), any portion of the Option granted hereunder held by such person which is not then vested and exercisable shall terminate and any portion of the Option which is then vested and exercisable may (subject to earlier termination as provided in Section 6) be exercised within thirty (30) consecutive days after the date of such cessation of service.
8.Exercise Following Death or Disability. If the Optionee’s service with the Corporation terminates by reason of the Optionee’s death or Disability (as defined below), the Option (to the extent it has not previously been exercised and is then exercisable) may (subject to earlier termination as provided in Section 6) be exercised within one (1) year after the date of the Optionee’s death or termination by reason of Disability. In the case of death, the exercise may be made by his or her representative or by the person entitled thereto under the Optionee’s will or the laws of descent and distribution; provided however, that such representative or such person consents in writing to abide by and be subject to the terms of the Plan and this Award Certificate and such writing is delivered to the President of the Corporation. For purposes hereof, “Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator.
9.Exercise Following Retirement. If the Optionee’s service with the Corporation terminates by reason of Retirement (as defined below) the Option (to the extent it has not previously been exercised and is then exercisable) may (subject to earlier termination pursuant to Section 6) be exercised within ninety (90) days after the date of the Optionee’s Retirement. For purposes hereof, “Retirement” shall mean the voluntary cessation of employment by an individual upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.
10.Vesting and Exercise Following Change in Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 7 of the Plan, if within one (1) year following a Change in Control (as defined below) the Optionee (i) is terminated without Cause (as defined below, and not on account of the Optionee’s death or Disability) or (ii) terminates employment as a result of a Constructive Termination (as defined below) that occurs with respect to the Optionee, then any outstanding Options shall automatically become fully vested

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and exercisable as of the date of the Optionee’s termination of employment, whether or not then otherwise exercisable, without any further action on the part of the Administrator.
For purposes hereof, “Cause” shall mean that the Optionee (i) has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of disability or analogous condition) incapable of performing those duties, (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses), (iii) has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries, or (iv) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.
For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Corporation immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), (ii) the sale of substantially all of the assets of the Corporation or assets representing over 50% of the operating revenues of the Corporation, or (iii) any person shall become the beneficial owner of over 50% of the Corporation’s outstanding Common Stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.
For purposes hereof, “Constructive Termination” shall mean the Optionee’s voluntary termination within one (1) year of the Optionee’s knowledge of the occurrence of (i) a reduction in the Optionee’s base salary after a Change in Control from that in effect immediately prior to the Change in Control, or (ii)     a material or substantial reduction or change in job duties, responsibilities, and requirements after a Change in Control from the Optionee’s duties, responsibilities, and requirements immediately prior to the Change in Control; provided, however, that a termination shall not be treated as a Construction Termination unless both (a) the Optionee provides written notice to the Corporation of the condition claimed to constitute a Constructive Termination within sixty (60) days of the initial existence of such condition(s) (such notice to be delivered in accordance with Section 17 below), and (b) the Corporation fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof. A termination shall not be treated as a Constructive Termination if the Optionee shall have specifically consented in writing to the occurrence of the event giving rise to the claim of Constructive Termination.

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11.Non-Transferability. The Option and any other rights of the Optionee under this Award Certificate or the Plan are non-transferable and exercisable only by the Optionee, except as set forth in Section 5.7 of the Plan. Except as otherwise provided herein or in the Plan, any attempted sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation’s option, shall cause all of the Optionee’s rights under this Award Certificate and the Plan to terminate.
12.Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Common Stock subject to the Option under this Award Certificate shall be reduced by the number of shares with respect to which such exercise is made.
13.Exercise of Option. The Option may be exercised by (a) delivering to the Corporation a written notice of exercise in substantially the form prescribed from time to time by the Administrator or completing such other notice procedure as the Administrator from time to time may require, and (b) delivering to the Corporation the full payment of the Exercise Price for each share of Common Stock purchased under the Option. Any notice of exercise shall specify the number of shares of Common Stock with respect to which the Option is exercised and shall be signed (or otherwise authorized in accordance with the exercise procedures then in effect) by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Corporation, of such person’s right to exercise the Option. The Exercise Price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Optionee having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Administrator in its sole and absolute discretion. The Optionee acknowledges that the Administrator may use a broker or other third party to facilitate its stock option recordkeeping and exercises and agrees to comply with any administrative rules and procedures regarding stock option exercises as may be in place from time to time. The Optionee acknowledges and agrees that the Corporation may require that any Common Stock purchased under the Option be deposited in a brokerage account (in the name of the Optionee) with a broker designated by the Corporation, and the Optionee agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.
14.Withholding Taxes. If the Optionee is an employee or former employee of the Corporation when all or part of the Option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Exercise Price) in cash with respect to the difference between the Option price and the fair market value of the Common Stock acquired upon exercise.
15.Issuance of Shares. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Common Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in

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the names of the Optionee and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.
16.Rights as a Stockholder. Subject to Section 8.7 of the Plan, neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Corporation with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.
17.Notices. Any notice to the Company contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.
18.Not a Contract of Employment. Nothing in this Award Certificate gives the Optionee the right to remain in the employ of the Corporation or any Subsidiary or to affect the absolute and unqualified right of the Corporation and any of its subsidiaries to terminate Optionee’s employment at any time for any reason or no reason and with or without cause or prior notice. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by Optionee and the Corporation, Optionee is an at will employee whose employment may be terminated without liability at any time for any reason. By accepting this Award, Optionee acknowledges and agrees that (a) a person whose employment is terminated before full vesting of an award, such as the one granted by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting of the award, (b) that Optionee agrees never to make such a claim, and (c) in any event, Optionee has no right to pro-rated vesting with respect to the Award if his or her employment terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Optionee was actually employed by the Corporation and/or any of its Subsidiaries).
19.Plan. The Option and all rights of the Optionee under this Award Certificate are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Optionee agrees to be bound by the terms of the Plan and this Award Certificate. The Optionee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Certificate. Unless otherwise expressly provided in other sections of this Award Certificate, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
20.Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Optionee with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.
21.Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall

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remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.
22.Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.
23.Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Administrator, and the Administrator’s determinations shall be conclusive and binding on all interested persons.
24.Choice of Law; Arbitration. This Award Certificate shall be governed by and construed in accordance with the internal substantive laws (not the law of choice of laws) of the State of California. If the Optionee is a party to an agreement with the Corporation to arbitrate claims, such agreement to arbitrate claims shall apply as to any dispute or disagreement regarding the Optionee’s rights under this Award Certificate.
25.Section Headings. The section headings of this Award Certificate are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
26.No Advice Regarding Grant. The Optionee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Optionee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Certificate) or recommendation with respect to the Option. Except for the withholding rights set forth in Section 14 above and Section 8.5 of the Plan, the Optionee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

SEMTECH CORPORATION,
a Delaware corporation

By:
[Name]

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